UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 30, 2018

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania	18503-1848
(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2018, the board of directors of Peoples Financial Services Corp. (the “Company”) appointed John R. Anderson III as Executive Vice President and Chief Financial Officer of the Company and its subsidiary, Peoples Security Bank and Trust Company (the “Bank”).  Prior to his appointment and since April 2016, Mr. Anderson, age 51, was serving in an interim capacity as the Company’s principal financial officer and principal accounting officer and, since June 2015, served as Senior Vice President/Planning and Statistical Analyst of the Bank.  From the merger of Peoples Neighborhood Bank and Penn Security Bank and Trust Company in December 2013 until June 2015, Mr. Anderson was Vice President/Financial Analyst/Asset Liability Officer.  From January 2011 until December 2013, he was Vice President, Financial Analyst/Asset Liability Officer of Penn Security Bank and Trust Company.  Prior to that he was Vice President/Planning and Statistical Analyst, of Penn Security Bank and Trust Company since 2008.  Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since 2002.

Mr. Anderson receives a base salary and is eligible to participate in the Company’s incentive opportunities and other benefit plans on the same terms as other employees.  These plans include retirement, medical, dental, vision, disability, life insurance and flex spending account benefits.  There were no material changes in Mr. Anderson’s compensation arrangements, and no grants or awards made, in connection with Mr. Anderson’s appointment to his new position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/ Craig W. Best
Craig W. Best
President and Chief Executive Officer
(Principal Executive Officer)

Date: April 4, 2018